UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest events reported)      January 29, 2003
                                                    ---------------------------
                                                       (January 28, 2003)
                                                    ---------------------------



                               PNM RESOURCES, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)


         New Mexico                                             85-0468296
----------------------------        Commission           ----------------------
(State or Other Jurisdiction   File Number 333-32170         (I.R.S. Employer
     of Incorporation)                     ---------     Identification) Number)




    Alvarado Square, Albuquerque, New Mexico                      87158
    ----------------------------------------                      -----
    (Address of principal executive offices)                    (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)

                         ------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

Item  9.   FD Disclosure

The Company is filing to this Form 8-K its (1) press release issued by the Company on January 28, 2003 and (2) other select financial information.

                 Regulators Approve PNM Electric Rate Agreement

ALBUQUERQUE, N.M., January 28, 2003- The New Mexico Public Regulation Commission today unanimously approved a comprehensive plan setting retail electric rates for PNM Resources (NYSE:PNM) utility subsidiary PNM over a five-year period.

The agreement will reduce electric rates for PNM customers by 4.0 percent, or $21 million (annualized), beginning in September 2003, and freeze rates at that level through August 2005. In September 2005, a second rate reduction of 2.5 percent from today's levels will be implemented, reducing rates by a further $14 million. Rates will be frozen at the September 2005 level until January 1, 2008.

The new rates will reduce the average PNM residential customer's bill by $2.78 a month, based on monthly usage of 500 kilowatt-hours, placing PNM rates among the lowest in the region. The company expects that lower fuel costs will largely offset the reduction in retail electric revenues.

The rate reductions were part of an agreement negotiated between PNM and several parties that traditionally participate in ratemaking procedures, including the state Attorney General's Office, the commission staff, City of Albuquerque officials, large business customers and the University of New Mexico.

The agreement also allows the company to continue its participation in the wholesale electric power market. All revenues from wholesale power sales will flow to the benefit of shareholders and the company will continue to jointly dispatch both its regulated and non-regulated generation resources. PNM Resources will take a one-time charge against earnings of $16.7 million, or $0.26 per share, in the first quarter of 2003 to reflect the write-off of certain regulatory assets.

PNM, the principal subsidiary of PNM Resources, provides natural gas service to 441,000 gas customers and electric utility service to 378,000 customers in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
--------------------------------------------------------------------------------
Statements made in this fact sheet that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and the company assumes no obligation to update this information. Because actual results may differ materially from expectations, the company cautions readers not to place undue reliance on these statements. Future financial results will be affected by a number of additional factors, including weather, fuel costs, changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the performance of generating units and transmission system and state and federal regulatory and legislative decisions and actions. For a detailed discussion of the important factors affecting PNM Resources, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 2001, Form 10-Q for the quarter ended September 30, 2002 and Form 8-K filings with the Securities and Exchange Commission.

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


                    NMPRC Approves PNM Global Agreement that:
                    ----------------------------------------

         |X|   Sets Electric Retail Rate Path
         |X|   Facilitates Wholesale Market Strategy
         |X|   Supports Repeal of Retail Open Access

BENEFITS:
   o     No changes from settlement agreement
   o     Provides long-term rate certainty
   o     Increases earnings clarity
   o     Extends current rates to September, 2003
   o Continues joint dispatch of PNM's electric resources, including merchant plants
   o     Retains upside of wholesale power market
   o     Coal savings offset rate reduction

|X| RATE PATH: A two-step rate reduction from today's levels for customers, providing a five-year rate path.
   o     4.0% across the board reduction $21 million beginning 9/03
   o     2.5% across the board reduction $14 million beginning 9/05
   o Average residential costs go from $.0858/kWh currently, to $.0821/kWh in 2003 and $.0800/kWh in 2005
   o     Allows recovery of $100 million of coal mine decommissioning costs

|X| WHOLESALE MARKET STRATEGY: The agreement sets ground rules for wholesale strategy.
   o     Investment up to $1.25 billion (including Lordsburg and Afton)
   o     PNM must remain investment grade
   o     Maximum allowable leverage of 62%
   o No commission approval required to transfer wholesale plant to any other entity
   o     Expedited approval process for wholesale plant financing
   o PNM will transfer all wholesale plant to an affiliate no later than 2010
   o Joint dispatch of jurisdictional assets and merchant plant resources until 2015

|X| ELECTRIC INDUSTRY RESTRUCTURING: Current legislation in New Mexico provides for open access in January, 2007. Agreement includes support for the repeal of the Restructuring Act during the 2003 legislative session. Creates a tariff that allows PNM to acquire a separate supply of power for large customers (82 customers 1 MW +). Availability limited to 100 MW in 7/05, load growth (30-40 MW) beyond '05.

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


SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  PNM RESOURCES, INC.
                                   ---------------------------------------------
                                                     (Registrant)


Date:  January 29, 2003                             /s/ Robin Lumney
                                   ---------------------------------------------
                                                      Robin Lumney
                                               Vice President, Controller
                                              and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)


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